EXHIBIT 21

Subsidiaries of the Registrant

Form LLC/Partnership/Corporation	Jurisdiction of Organization	Doing Business As

LLC

AirTouch Iowa, LLC	Delaware	Verizon Wireless
AirTouch Iowa RSA 1, LLC	Delaware	Verizon Wireless
AirTouch Iowa RSA 2, LLC	Delaware	Verizon Wireless
AirTouch Iowa RSA 7, LLC	Delaware	Verizon Wireless
AirTouch Minnesota, LLC	Delaware	Verizon Wireless
AirTouch Nebraska, LLC	Delaware	Verizon Wireless
AirTouch North Dakota, LLC	Delaware	Verizon Wireless
AirTouch Utah, LLC	Utah	Verizon Wireless
AirTouch Cellular Eastern Region, LLC	Delaware	Verizon Wireless
AT Delaware II, LLC	Delaware	Verizon Wireless
Captive Partnership, LLC	Delaware	Verizon Wireless
Chicago 10MHz LLC	Delaware	Verizon Wireless
CommNet Cellular License Holding LLC	Colorado	Verizon Wireless
GTE Mobilnet of the Southwest LLC	Delaware	Verizon Wireless
GTE Railfone LLC	Delaware	--
MBI Oversight LLC	Delaware	--
Nationwide 929.8875 LLC	Delaware	Verizon Wireless
NC-2 LLC	Delaware	Verizon Wireless
Southern & Central Wireless, LLC	Delaware	Verizon Wireless
TU Acquisition Co., LLC	Delaware	Verizon Wireless
Verizon Wireless Acquisition South LLC	Delaware	Verizon Wireless
Verizon Wireless Capital LLC	Delaware	Verizon Wireless
Verizon Wireless of Georgia LLC	Delaware	--
Verizon Wireless (VAW) LLC	Delaware	Verizon Wireless
Verizon Wireless Messaging Services, LLC	Delaware	Verizon Wireless
Verizon Wireless Services, LLC	Delaware	Verizon Wireless
Verizon Wireless South Area LLC	Delaware	Verizon Wireless
Verizon Wireless Texas, LLC	Delaware	Verizon Wireless
Vista PCS, LLC	Delaware	--

Corporation

AirTouch Cellular	California	Verizon Wireless
Athens Cellular, Inc.	Delaware	Verizon Wireless
Bell Atlantic Cellular Consulting Group, Inc.	Delaware	Verizon Wireless
Bell Atlantic Mobile of Asheville, Inc.	North Carolina	Verizon Wireless
Bell Atlantic Mobile of Massachusetts Corporation, Ltd.	Bermuda	Verizon Wireless
Bell Atlantic Mobile Systems of Allentown, Inc.	Delaware	Verizon Wireless
Cellular Inc. Network Corporation	Colorado	Verizon Wireless
Cellular, Inc. Financial Corporation	Colorado	Verizon Wireless
Chequamegon Cellular, Inc	Colorado	Verizon Wireless
CommNet Cellular Inc.	Colorado	Verizon Wireless
Dakota Systems, Inc.	South Dakota	Verizon Wireless
East Iowa Cellular, Inc.	Iowa	Verizon Wireless

January 2005

Eastern South Dakota Cellular, Inc.	South Dakota	Verizon Wireless
Gold Creek Cellular, Inc.	Colorado	Verizon Wireless
GTE Mobilnet of Florence, Alabama Incorporated	Delaware	Verizon Wireless
GTE Wireless of the Midwest Incorporated	Indiana	Verizon Wireless
Jefferson Cellular, Inc.	Colorado	Verizon Wireless
Missouri Valley Cellular, Inc.	South Dakota	Verizon Wireless
North Central RSA 2 Inc	North Dakota	Verizon Wireless
Northstar Paging Holdings Ltd.	N/A	--
Northstar Paging Ltd.	N/A	--
Northwest Dakota Cellular Inc.	North Dakota	--
Northwest New Mexico Cellular Inc.	New Mexico	Verizon Wireless
Pinnacles Cellular, Inc	Delaware	Verizon Wireless
Platte River Cellular, Inc.	Colorado	--
Pueblo Cellular, Inc.	Colorado	Verizon Wireless
Sanborn Cellular, Inc.	South Dakota	Verizon Wireless
Sangre DeCristo Cellular, Inc.	Colorado	Verizon Wireless
Smoky Hill Cellular, Inc.	Colorado	Verizon Wireless
Southwestco Wireless, Inc.	Delaware	Verizon Wireless
Terre Haute Cellular, Inc.	Colorado	Verizon Wireless
Teton Cellular, Inc.	Idaho	Verizon Wireless
Topeka Cellular Telephone Company, Inc.	Delaware	Verizon Wireless
UCN Subsidiary One Inc.	Delaware	Verizon Wireless
Verizon Wireless Canada Corp.	Nova Scotia	Verizon Wireless
Verizon Wireless Messaging Services Canada, Ltd.	N/A	--
VZW Corp.	Delaware	--
Western Iowa Cellular, Inc.	Colorado	Verizon Wireless

Partnership

Allentown SMSA Limited Partnership	Delaware	Verizon Wireless
Anderson CellTelCo	District of Columbia	Verizon Wireless
Badlands Cellular of North Dakota Limited Partnership	Colorado	Verizon Wireless
Bell Atlantic Mobile of Rochester, L.P.	New York	Verizon Wireless
Binghamton MSA Limited Partnership	New York	Verizon Wireless
Bismarck MSA Limited Partnership	Delaware	Verizon Wireless
Boise City MSA Limited Partnership	Delaware	Verizon Wireless
California RSA No. 3 Limited Partnership	California	--
California RSA No. 4 Limited Partnership	California	Verizon Wireless
Cal-One Cellular L.P.	California	--
Central Dakota Cellular of North Dakota Limited Partnership	Colorado	Verizon Wireless
Chicago SMSA Limited Partnership	Illinois	Verizon Wireless
Colorado 7-Saguache Limited Partnership	Colorado	Verizon Wireless
Colorado RSA No. 3 Limited Partnership	Delaware	Verizon Wireless
CyberTel Cellular Telephone Company	Missouri	Verizon Wireless
Dallas MTA, L.P.	Delaware	Verizon Wireless
Danville Cellular Telephone Company Limited Partnership	Virginia	Verizon Wireless
Des Moines MSA General Partnership	Iowa	Verizon Wireless
Dubuque MSA Limited Partnership	Delaware	Verizon Wireless
Duluth MSA Limited Partnership	Delaware	Verizon Wireless
Fayetteville Cellular Telephone Company Limited Partnership	North Carolina	Verizon Wireless
Fresno MSA Limited Partnership	California	Verizon Wireless
Gadsden CellTelCo Partnership	Alabama	Verizon Wireless

January 2005

Gila River Cellular General Partnership	Arizona	Verizon Wireless
Gold Creek Cellular of Montana Limited Partnership	Colorado	Verizon Wireless
Grays Harbor-Mason Cellular Limited Partnership	Delaware	Verizon Wireless
GTE Mobilnet of California Limited Partnership	California	Verizon Wireless
GTE Mobilnet of Fort Wayne Limited Partnership	Delaware	Verizon Wireless
GTE Mobilnet of Indiana Limited Partnership	Indiana	Verizon Wireless
GTE Mobilnet of Indiana RSA #3 Limited Partnership	Indiana	Verizon Wireless
GTE Mobilnet of Indiana RSA #6 Limited Partnership	Indiana	Verizon Wireless
GTE Mobilnet of Santa Barbara Limited Partnership	Delaware	Verizon Wireless
GTE Mobilnet of South Texas Limited Partnership	Delaware	Verizon Wireless
GTE Mobilnet of Terre Haute Limited Partnership	Delaware	Verizon Wireless
GTE Mobilnet of Texas RSA #17 Limited Partnership	Delaware	Verizon Wireless
Idaho 6-Clark RSA Limited Partnership	Idaho	Verizon Wireless
Idaho RSA No. 1 Limited Partnership	Delaware	Verizon Wireless
Idaho RSA No. 2 Limited Partnership	Delaware	Verizon Wireless
Idaho RSA 3 Limited Partnership	Delaware	Verizon Wireless
Illinois RSA 1 Limited Partnership	Illinois	Verizon Wireless
Illinois RSA 6 and 7 Limited Partnership	Illinois	Verizon Wireless
Illinois SMSA Limited Partnership	Illinois	Verizon Wireless
Illinois Valley Cellular RSA 2-1 Partnership	Illinois	--
Illinois Valley Cellular RSA 2-III Partnership	Illinois	--
Indiana RSA #1 Limited Partnership	Indiana	Verizon Wireless
Indiana RSA 2 Partnership	Delaware	Verizon Wireless
Iowa 8-Monona Limited Partnership	Colorado	Verizon Wireless
Iowa RSA 5 Limited Partnership	Delaware	Verizon Wireless
Iowa RSA No. 2 Limited Partnership	Iowa	Verizon Wireless
Iowa RSA No. 4 Limited Partnership	Delaware	Verizon Wireless
Kentucky RSA No. 1 Partnership	Delaware	Verizon Wireless
Los Angeles SMSA Limited Partnership	California	Verizon Wireless
Modoc RSA Limited Partnership	California	Verizon Wireless
Mohave Cellular Limited Partnership	Delaware	--
Muskegon Cellular Partnership	District of Columbia	Verizon Wireless
New Hampshire RSA 2 Partnership	Delaware	Verizon Wireless
New Mexico RSA 3 Limited Partnership	Delaware	Verizon Wireless
New Mexico RSA 6-1 Partnership	New Mexico	Verizon Wireless
New Mexico RSA No. 5 Limited Partnership	Delaware	Verizon Wireless
New Par	Delaware	Verizon Wireless
New York RSA 2 Cellular Partnership	New York	Verizon Wireless
New York RSA No. 3 Cellular Partnership	New York	Verizon Wireless
New York SMSA Limited Partnership	New York	Verizon Wireless
North Central RSA 2 of North Dakota Limited Partnership	North Dakota	Verizon Wireless
North Dakota 5-Kidder Limited Partnership	Colorado	Verizon Wireless
North Dakota RSA No. 3 Limited Partnership	Delaware	Verizon Wireless
Northeast Pennsylvania SMSA Limited Partnership	Delaware	Verizon Wireless
Northern New Mexico Limited Partnership	Colorado	Verizon Wireless
Northwest Dakota Cellular of North Dakota Limited Partnership	Colorado	Verizon Wireless
Northwest New Mexico Cellular of New Mexico Limited Partnership	Colorado	Verizon Wireless
NYNEX Mobile Limited Partnership 1	Delaware	Verizon Wireless
NYNEX Mobile Limited Partnership 2	Delaware	Verizon Wireless
NYNEX Mobile of New York, L.P.	Delaware	Verizon Wireless
Olympia Cellular Limited Partnership	Delaware	Verizon Wireless
Omaha Cellular Telephone Company	Iowa	Verizon Wireless

January 2005

Orange County-Poughkeepsie Limited Partnership	New York	Verizon Wireless
Oxnard-Ventura-Simi Limited Partnership	California	Verizon Wireless
Pennsylvania 3 Sector 2 Limited Partnership	Delaware	Verizon Wireless
Pennsylvania 4 Sector 2 Limited Partnership	Delaware	Verizon Wireless
Pennsylvania RSA 1 Limited Partnership	Delaware	Verizon Wireless
Pennsylvania RSA No. 6 (I) Limited Partnership	Delaware	Verizon Wireless
Pennsylvania RSA No. 6 (II) Limited Partnership	Delaware	Verizon Wireless
Pittsburgh SMSA Limited Partnership	Delaware	Verizon Wireless
Pittsfield Cellular Telephone Company	Massachusetts	Verizon Wireless
Platte River Cellular of Colorado Limited Partnership	Colorado	Verizon Wireless
Portland Cellular Partnership	Maine	Verizon Wireless
Red River Cellular of North Dakota Limited Partnership	Colorado	Verizon Wireless
Redding MSA Limited Partnership	California	Verizon Wireless
Riverbend Cellular of Iowa Limited Partnership	Colorado	Verizon Wireless
Rockford MSA Limited Partnership	Illinois	Verizon Wireless
RSA 7 Limited Partnership	Delaware	Verizon Wireless
Sacramento Valley Limited Partnership	California	Verizon Wireless
San Antonio MTA, L.P.	Delaware	Verizon Wireless
San Isabel Cellular of Colorado Limited Partnership	Colorado	Verizon Wireless
Sand Dunes Cellular of Colorado Limited Partnership	Colorado	Verizon Wireless
Seattle SMSA Limited Partnership	Delaware	Verizon Wireless
Sioux City MSA Limited Partnership	Iowa	Verizon Wireless
Smoky Hill Cellular of Colorado Limited Partnership	Colorado	Verizon Wireless
Southern Indiana RSA Limited Partnership	Indiana	Verizon Wireless
Southwestco Wireless L.P.	Delaware	Verizon Wireless
Spokane MSA Limited Partnership	Delaware	Verizon Wireless
Springfield Cellular Telephone Company	Delaware	Verizon Wireless
St. Joseph CellTelCo	Missouri	Verizon Wireless
St. Lawrence Seaway RSA Cellular Partnership	New York	Verizon Wireless
Syracuse SMSA Limited Partnership	New York	Verizon Wireless
Teton Cellular of Idaho Limited Partnership	Colorado	Verizon Wireless
The Great Salt Flats Partnership	Utah	Verizon Wireless
Tuscaloosa Cellular Partnership	Delaware	Verizon Wireless
UCN (Binghamton) Wireless Limited Partnership	Delaware	Verizon Wireless
Upstate Cellular Network	New York	Verizon Wireless
Utah RSA 6 Limited Partnership	Delaware	Verizon Wireless
Utica Rome Cellular Partnership	New York	Verizon Wireless
Verizon Wireless (VWMS) of Texas LP	Arizona	Verizon Wireless
Verizon Wireless California	California	--
Verizon Wireless of the East LP	Delaware	Verizon Wireless
Verizon Wireless Network Procurement LP	Delaware	Verizon Wireless
Verizon Wireless Personal Communications LP	Delaware	Verizon Wireless
Verizon Wireless Tennessee Partnership	Delaware	Verizon Wireless
Vermont RSA Limited Partnership	Delaware	Verizon Wireless
Virginia RSA 5 Limited Partnership	Virginia	Verizon Wireless
Virginia 10 RSA Limited Partnership	Virginia	Verizon Wireless
Virginia Cellular Retail Limited Partnership	Virginia	Verizon Wireless
Virginia RSA 2 Limited Partnership	Delaware	--
Virginia RSA 5 Retail Limited Partnership	Virginia	--
Wasatch Utah RSA No. 2 Limited Partnership	Delaware	Verizon Wireless
Washington, D.C. SMSA Limited Partnership	Virginia	Verizon Wireless
Waterloo MSA Limited Partnership	Delaware	Verizon Wireless

January 2005

Wescel Cellular of New Mexico Limited Partnership	Colorado	Verizon Wireless
West Iowa Cellular of Iowa Limited Partnership	Colorado	Verizon Wireless
Wisconsin RSA No. 8 Limited Partnership	Delaware	Verizon Wireless
Wyoming 1-Park Limited Partnership	Colorado	Verizon Wireless
Yellowstone Cellular of Wyoming Limited Partnership	Colorado	Verizon Wireless

January 2005